PRESS RELEASE                            FOR IMMEDIATE RELEASE
                                    January 9, 2023

Five Star Bancorp Announces 4th Quarter 2022
Earnings Release Date and Webcast

Rancho Cordova, CA (January 9, 2023) - Five Star Bancorp (Nasdaq: FSBC) (“Five Star” or the “Company”) expects to report its financial results for the quarter and year ended December 31, 2022, after the stock market closes on Monday, January 30, 2023.

Management will host a live webcast for analysts and investors to review this information at 1:00 PM ET (10:00 AM PT) on January 31, 2023.

The live webcast will be accessible from the “News & Events” section of the Company’s website under “Events” at https://investors.fivestarbank.com/news-events/events. Please pre-register for the event using this link. The webcast will be archived on the Company’s website for a period of 90 days.

About Five Star Bancorp
Five Star is a bank holding company headquartered in Rancho Cordova, California. Five Star operates through its wholly owned banking subsidiary, Five Star Bank. Five Star Bank has seven branches and one loan production office in Northern California.

Media Contact:
Heather Luck, CFO
Five Star Bancorp
hluck@fivestarbank.com
916.626.5008

Shelley Wetton, CMO
Five Star Bancorp
swetton@fivestarbank.com
916.284.7827